UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Capax Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

5812

(Primary Standard Industrial Classification Code Number)

47-4752305

(I.R.S. Employer Identification Number)

7135 Collins Avenue, No. 624

Miami Beach, FL 33141

Tel.: (305) 865-8193

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

I. Andrew Weeraratne

7135 Collins Avenue, No. 624

Miami Beach, FL 33141

Tel.: (305) 865-8193

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

As soon as practicable after this registration statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging Growth Company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☑

i

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration fee (2)

Class A Common Stock par value $0.0001 per share	15,000,000	$0.15	$2,250,000	$261.45	(3)

(1)

To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of Class A common stock as may be issuable in the event of stock splits, stock dividends or similar transactions.

(2)

The registration fee for securities is based on an estimate of the aggregate offering price of the securities, assuming the sale of the securities at the midpoint of the high and low anticipated offering prices set forth in the prospectus, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457.

(3)	Such fee has already been paid by Capax Inc.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________, 2017

PROSPECTUS

Capax Inc.

15,000,000 shares of Class A Common Stock

This is the initial offering of shares of Class A common stock (the “Common Stock”) of Capax Inc. (the “Company,” “we,” “us” or “our”). We are offering up to a total of fifteen million (15,000,000) shares of our Class A Common Stock on a self-underwritten basis, at an offering price of $0.15 per share. There is no minimum offering. All proceeds received by us from the sale of the shares of Common Stock offered hereby will be deposited into our corporate account and will immediately be available for our use (See “Use of Proceeds”).

This offering is being conducted on a “best efforts” self-underwritten basis. We are not paying any underwriting commissions in this offering. Our Common Stock will be offered and sold on our behalf by our officers and directors. The intended methods of communication with potential investors include, without limitation, telephone calls and personal contacts. Our officers and directors will not receive any commissions or proceeds from the offering for selling the shares on our behalf. For a description of the plan of distribution of these shares, please see page 13 of this prospectus.

Before this offering, there has been no public market for shares of our Common Stock. We plan to have our shares of Common Stock listed on the Over-the-Counter Bulletin Board (the “OTCBB”). To be quoted on the OTCBB, a market maker must apply to make a market in our Common Stock. We do not have any agreements or understanding with any market makers to date to file an application on our behalf and there is no guarantee that a market maker will file an application on our behalf.

The shares of our Common Stock will be offered from the date of the prospectus until ------, 2018. In our sole discretion, we may extend the offering period for up to an additional 90 days. The offering will terminate on the earlier of that date, when all the shares have been sold or when our board of directors decides that it is in our best interests to terminate the offering prior to the completion of the sale of shares offered by this prospectus.

The following table shows the proceeds the Company will receive if:

•	25% of the shares offered hereby are sold;

•	50% of the shares offered hereby are sold;

•	75% of the shares offered hereby are sold; and

•	100% of the shares offered hereby are sold

These estimates are presented for illustrative purposes only and the actual amount of proceeds received may differ. As there is no minimum offering, we cannot estimate how much in proceeds we will receive from the sale of the shares of our Common Stock offered hereby. There is no guarantee that the Company will receive any proceeds from this offering.

	Sale of	Sale of	Sale of	Sale of
	3,750,000	7,500,000	11,250,00	15,000,000
	Shares	Shares	Shares	Shares
Use of Proceeds	25%	50%	75%	100%
Gross proceeds	$562,500	$1,125,000	$1,687,500	$2,250,000
Offering expenses (1)	$30,000	$30,000	$30,000	$30,000
Net proceeds	$532,500	$1,095,000	$1,657,500	$2,220,000
Acquisition allocations (2)	$300,000	$900,000	$1,200,000	$1,800,000
Working capital (3)	$232,500	$195,000	$457,500	$420,000
Total Funds Remaining	$0	$0	$0	$0

(1)

Offering expenses include legal, accounting, SEC filing fees and costs, EDGAR fees, blue sky, transfer agent fees and other direct costs associated with this offering. We expect to pay the offering costs from cash on hand and the proceeds of this offering.

(2)	We estimate the costs of buying

Our cost estimations are based on the research we have done via the Internet and the meetings/discussions we’ve undertaken with currently operating bakery-café owners and certain insiders of the business. It is possible that our estimations may change materially during the course of the projects. In the event the actual costs are higher than we presently estimate, we will be required to reduce the estimated number of bakery-cafes we will be able to purchase or set up new bakery-cafés on our own using the proceeds of this offering.

(3)	Includes funds for general overhead and operating expenses, as well and fees and costs associated with an application to list our Common Stock on a major stock exchange.

We are a development stage company and have limited operations. To date, we have been involved primarily in organizational, research, development and initial capital raising activities. You should only purchase shares if you can afford a loss of your investment.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. We are not a blank check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company. The Company is a shell company as defined by Rule 405 of the Securities and Exchange Commission. Thus, an investment in the Company is likely to be an illiquid investment. Prospective investors should fully consider the potential lack of liquidity in deciding whether to purchase shares of the Company.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.

 Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2017

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information otherwise. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

OTHER INFORMATION

We maintain our web site at www.capaxinc.com. Information on such web site is not considered a part of this prospectus. Unless specifically set forth to the contrary, when used in this prospectus the terms “Capax”, “we”, “us”, “our” and similar terms refer to Capax Inc., a Florida corporation.

PROSPECTUS SUMMARY

About Us

We are a development stage company. Our primary planned business objective is to set up a bakery-café chain. We plan to earn revenue from both from the retail sales in cafes and wholesales from bakery products. Our long term objective is to franchise some bakery- cafes using our own trademark that we plan to register. We may also expand our operation to a few foreign nations in partnership with local investors and management in those nations and have begun discussions to do so, but so far have not made any formal agreements. We may also acquire currently operating small bakeries with an accompanying café with space to renovate according to our model.

Through this prospectus we plan to sell 15,000,000 shares of Class A Common Stock. If we are successful in raising the proceeds in this offering we will use those funds to buy two bakery-cafes in Miami area that we have begun discussion with to acquire. We are doing due diligence on those two bakery-cafes currently but have not made any agreement for a price or any terms and there is no assurance the owners of those two bakery cafes will sell those to us at a price acceptable to us.

Our initial primary focus will be to buy two bakery-cafes in Miami area, after we have completed the required audits of their financial statements, and then focus on increasing the sales they currently make through an aggressive marketing plan. Following that, we plan to gradually increase the number of such bakery cafes we will own, register a trademark to begin the process to franchise new locations using our trademark. If our efforts with this initial strategy go well then we plan to expand this concept globally.

Our operations to date have been limited to our organizational activities and early stage implementation of our business plan. We do not have any revenue generating operations and we are dependent upon the proceeds from this offering to continue to implement our business plan.

Shell Company

We are a shell company as defined by Rule 405 of the Securities and Exchange Commission primarily because we currently have no or have nominal operations. As a result, an investment in the Company would likely to be an illiquid investment. An investor should consider the potential illiquidity of the Company’s securities before investing in the Company.

Emerging Growth Company

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. As an emerging growth company, we are exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (“the JOBS Act”), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the SEC’s reporting and disclosure rules. We shall continue to be deemed an emerging growth company until the earliest of:

(a)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c)

the date on which such issuer has, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d)

the date on which such issuer is deemed to be a “large accelerated filer,” as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our principal executive offices are located at 7135 Collins Ave, No. 624 Miami Beach, FL 33141 and our telephone number is 305-865-8193. Our fiscal year end is September 30.

SUMMARY OF THE OFFERING

Securities Offered:	Up to 15,000,000 shares of the Company’s Class A Common Stock.

Offering Price:	$0.15 per share.

Offering Period:	From the date of this prospectus until -------2018, unless extended by the Company for an additional 90 days in its sole discretion.

Proceeds to the Company:	Assuming the following percentages of Common Stock sold in the offering, the Company will receive the following proceeds:

% of Common Stock Sold	Gross Proceeds
25%	562,500
50%	1,125,000
75%	1,687,500
100%	2,250,000

There is no guarantee that the Company will receive any proceeds from this offering.  The Company estimates the expenses of this offering will be approximately $30,000, which shall be deducted from the gross proceeds received in the offering.

Use of Proceeds:	We will use the net proceeds, for which there is no guarantee of receipt, of this offering to buy two bakery-cafes, and for working capital purposes (see “Use of Proceeds” on page 9).

Common Stock Outstanding Prior to the Offering:

10,967,000 shares of Class A Common Stock and 7,000,000 shares of Class B common stock.

Shares of Class B common stock have super voting rights giving each share of Class B common stock 10 votes for all matters on which the holders of Class A Common Stock vote.

Common Stock Outstanding After the Offering:

25,967,000 of Class A Common Stock, assuming all of the shares of Common Stock offered in this prospectus are sold, which will represent approximately 27.06% of the outstanding voting stock of the Company.

Trading Symbol:

There is currently no public market for our Common Stock.  Assuming we have a successful offering, we plan to have our shares of Common Stock quoted on the OTCBB.  To be quoted on the OTCBB, a market maker must apply to make a market in our Common Stock.  We do not have any agreements or understanding with any market maker and to file an application on our behalf and there is no guarantee that a market maker will file an application on our behalf.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. Please refer to the sections “Risk Factors” and “Dilution” before making an investment in our Common Stock.

SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus.

For the Period from October 1, 2016 through June 30, 2017
Statement of Operations

Revenues	$-0-
Cost of Revenues	$-0-
General and Administrative Expenses	$7,906
Total Operating Expenses	$7,906
Other Income	$-0-
Net Loss	$(7,906)

As of June 30, 2017
Balance Sheet Data

Cash	$92,520
Total Assets	$92,520
Total Liabilities	$-0-
Stockholders’ Equity	$92,520

RISK FACTORS

An investment in our Common Stock involves a significant degree of risk. You should not invest in our Common Stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our Common Stock.

Risks Related to this Offering

WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO PROVIDE FUNDS TO DEVELOP OUR BUSINESS. BECAUSE THIS IS A BEST-EFFORTS OFFERING, THERE ARE NO ASSURANCES WE WILL RAISE SUFFICIENT CAPITAL TO ENABLE US TO DEVELOP OUR BUSINESS.

We are dependent upon the proceeds from this offering to provide funds for the development of our business. If we sell less than all of the shares of our Common Stock offered hereby, we will have significantly less funds available to us to implement our business strategy, and our ability to generate any revenues may be adversely affected. While this offering seeks to raise a large portion of the capital we will need, this is a “best-efforts” offering with no minimum and there are no assurances we will be able to sell all or any portion of the shares of our Common Stock offered hereby. Even if we sell all of the shares offered hereby, we cannot guarantee prospective investors that we will ever generate any significant revenues or report profitable operations, or that our revenues will not decline in future periods. We do not have any firm commitments to provide capital and we anticipate that we will have certain difficulties raising capital given the development stage of our company, and the lack of a public market for our securities. Accordingly, we cannot assure you that additional working capital as needed will be available to us upon terms acceptable to us. If we do not raise funds as needed, our ability to continue to implement our business model is in jeopardy and we may never be able to achieve profitable operations. In that event, our ability to continue as a going concern is in jeopardy and you could lose all of your investment in our company.

OUR MANAGEMENT HAS FULL DISCRETION AS TO THE USE OF PROCEEDS FROM THIS OFFERING.

We anticipate that the net proceeds from this offering will be used the purposes set forth under “Use of Proceeds” appearing elsewhere in this prospectus. We reserve the right, however, to use the net proceeds from this offering for other purposes not presently contemplated which we deem to be in our best interests in order to address changed circumstances and opportunities. As a result of the foregoing, investors in the shares of Common Stock offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.

THE COMPANY IS A SHELL COMPANY AND AS SUCH IT IS LIKELY THAT YOUR INVESTMENT WILL BE ILLIQUID.

The Company is a shell company as defined by Rule 405 of the Securities and Exchange Commission. As such, it is likely that the securities offered herein will be illiquid. In addition, because the Company is so defined, there currently exist restrictions on the ability of the Company to issue registration statements using Form S-8, which is used to issue securities to employees for stock option or other similar plans, thereby restricting the ability to offer securities to its employees, officers and directors securities in the Company. Additionally, because the Company is deemed a shell company, there are significant restrictions on the ability of holders of non-registered securities to convert them to registered securities under Rule 144 of the Securities and Exchange Commission.

Risks Related to Our Business

WE HAVE ELECTED THE OPT-IN RIGHT FOR EMERGING GROWTH COMPANIES THAT ALLOWS FOR EXEMPTIONS FROM CERTAIN REPORTING STANDARDS AND AS A RESULT, OUR FINANCIAL STATEMENTS MAY NOT BE COMPARABLE WITH OTHER COMPANIES IN OUR INDUSTRY THAT COMPLY WITH SUCH STANDARDS.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that currently comply with the new standards.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in the State of Florida in July 2015 under the name “La Veles Inc.” We filed an amendment to our articles of incorporation in February 2017, and changed our name to “Capax Inc.” We currently have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

THE LIKELIHOOD OF OUR ABILITY TO OPERATE MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS THAT WE ENCOUNTER, SUCH AS OUR LACK OF BUSINESS AND LACK OF CAPITAL.

We are newly created company and our lack of business and lack of capital materially threaten our ability to operate. The likelihood of our ability to continue to operate must be considered in light of the problems, expenses, difficulties, complications and delays that we encounter, such as our lack of capital. Becoming a public company may provide us with the ability to raise money and finance our operations until and if our revenues increase. If we are not successful in becoming a publicly reporting company and raising the necessary capital to continue to operate, or cannot overcome certain difficulties, complications and delays, such as our lack of capital, we will no longer be able to operate.

THE SUCCESS OF OUR BUSINESS MODEL IS DEPENDENT UPON OUR ABILITY TO IDENTIFY LOCATIONS THAT WILL GENERATE SUBSTANTIAL SALES AND PROFITS TO US.

The first significant plan of our Company is to build a bakery-café to use as a model to franchise. If our initial location does not give us a fair market or we are not able to identify suitable locations for our expansion, we will not be able to effectively carry out our business plan and our results of operations will be adversely affected.

WE MAY NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. ADDITIONAL CAPITAL RAISING EFFORTS IN FUTURE PERIODS MAY BE DILUTIVE TO OUR THEN CURRENT SHAREHOLDERS OR RESULT IN INCREASED INTEREST EXPENSE IN FUTURE PERIODS.

We may be required to raise additional working capital in order to fully implement our business model. Our future capital requirements, however, depend on a number of factors, including our operations, our ability to grow revenues from other sources, our ability to manage the growth of our business and our ability to control our expenses. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of the shares of Common Stock. We cannot assure that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all. If we do not raise funds as needed, we will be unable to fully implement our business model, fund our ongoing operations or grow our company.

OUR MANAGEMENT MAY BE UNABLE TO IDENTIFY LOCATIONS TO BUILD BAKERY-CAFES AND THUS WE MAY BE UNABLE TO FULLY REALIZE THE ANTICIPATED BENEFITS OF SETTING UP FRANCHISES WHICH MAY AFFECT OUR GROWTH.

We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify suitable locations. Any future expansion plans will be subject to a number of challenges, including:

•	the diversion of management time and resources and the potential disruption of our ongoing business;

•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	unexpected costs and time associated with upgrading both the internal accounting systems as well as educating each of their staffs as to the proper collection and recordation of financial data;

•	potential unknown liabilities associated with franchising operations the difficulty of retaining key alliances on attractive terms with partners and suppliers; and

•	the difficulty of retaining and recruiting key personnel and maintaining employee morale.

WE MAY ACQUIRE BAKERY-CAFES ALREADY IN OPERATION IN EXCHANGE FOR STOCK OF OUR COMPANY, AND SUCH ACQUISITION EFFORTS IN FUTURE PERIODS MAY BE DILUTIVE TO OUR THEN CURRENT SHAREHOLDERS.

Our business model may result in the issuance of our securities to consummate certain acquisitions in the future. As a result, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our Common Stock. As our affiliates control a majority of the Company’s voting securities, we will generally not need to solicit our shareholders’ consent before entering into acquisition transactions. Our shareholders are dependent upon the judgment of our management in determining the number and characteristics of any securities issued as consideration in a potential acquisition.

WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL AND THE LOSS OF THESE KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Our success is, to a certain extent, attributable to the management, sales and marketing and operational expertise of key personnel who will perform key functions in the operation of our business. The loss of one or more of these key employees could have a material adverse effect upon our business, financial condition and our results of operations could be adversely impacted.

WE FACE INCREASING COMPETITION FROM OTHER ESTABLISHED COMPANIES, SMALL ENTREPRENEURS, AND OTHER ORGANIZATIONS THAT HAVE FAR GREATER RESOURCES AND BRAND AWARENESS THAN WE HAVE.

A significant number of established businesses, including major franchises and their affiliates, and other organizations have entered or are planning to enter the retail and wholesale bakery business. Many of these current and potential competitors have substantially greater financial, marketing, research and other resources than we have. If we are not able to successfully compete with these entities are results of operations will be materially adversely affected.

THE VOLATILITY OF COMMODITY PRICES COULD ADVERSELY IMPACT THEPROFITABLITY OF OUR BUSINESS.

In the recent past, the price of the ingredient that is used to produce bakery products have stayed stable but any change in this with an increase in volatility of prices of such ingredient which would adversely impact the profitability of our business and consequently our survival.

ANY DISRUPTION OF A BAKERY-CAFé WE BUY OR SET UP COULD ADVERSELY AFFECT OUR OPERATION

We currently don’t have any bakery-cafes but seeking to buy or set up the first such facility.  We have to rely on suppliers to provide us our ingredients to produce bakery product and/or sell them as retailers. Any disruption of this supply chain or any other unanticipated disruption such as the issues involving recalling of food or labor issues in our location or any unforeseen events may disrupt our operation, and if so it could adversely affect our survival.

CHANGES IN CUSTOMER TASTES AND PREFERENCES MAY REDUCE THE FREQUENCY OF THEIR VISITS TO BAKERY-CAFES OR MAY CAUSE THEM TO CEASE PAYING FAIR PRICES FOR OUR FOOD.

Success of a bakery-cafe depends in large part on customers' continued belief that food made with high-quality ingredients, and food items made without artificial preservatives, flavors, sweeteners or colors from artificial sources is worth the prices charged at most bakery-cafes relative to the lower prices offered by competitors, particularly those in the quick-service segment. Our inability to successfully educate customers about the quality of our food or our customers’ rejection of our pricing approach could result in decreased demand for our products or require us to change our pricing, marketing, or promotional strategies, which could materially and adversely affect our consolidated financial results or the brand identity that we have created.

THE GLOBAL ECONOMIC CONDITIONS, ESPECIALLY IN THE UNITED STATES COULD ADVERSELY AFFECT OUR BUSINESS AND HAVE A MATERIAL ADVERSE EFFECT ON OUR LIQUIDITY AND CAPITAL RESOURCES AS WELL AS THAT OF OUR SUPPLIERS.

Bakery-Café business depends upon consumer spending and would be sensitive to macroeconomic conditions. If the public has less money to spend due to bad economic conditions then our business would be directly affected. Additionally, financial difficulties experienced by our suppliers could result in product delays or shortages. These issues could lead our business to lose money and threaten our ability to continue with our planned business model.

RETAIL CAFé BUSINESSES ARE SUBJECT TO COMPLAINTS AND LITIGATION THAT COULD HAVE AN ADVERSE AFFECT ON THE BUSINESS.

In the ordinary course of retail restaurant business, they are subject to complaints and litigation alleging that they are responsible for customer illness or injury suffered during or after a visit to the café and allegations of poor food quality, food-borne illness, asking personal injury claims. They could be litigations brought in by individuals and also through class action suits. Also we could be subject to litigation by employees, investors, franchisees, and others through private actions, class actions or other forms. We plan to acquire insurance for such eventualities but any judgment in excess of insurance could cause us to terminate our business.

WE PLAN TO REGISTER A TRADEMARK TO PROMOTE OUR BUSINESS AS A FRANCHISE. ANY FAILURE OR INABILITY TO PROTECT OUR TRADEMARKS OR OTHER PROPRIETARY RIGHTS COULD ADVERSELY AFFECT OUR BUSINESS AND COMPETITIVE POSITION.

Once we begin our business we plan to apply for trademark and other copyrights. We believe such registration will give us an edge in advertising and marketing making it easier to build our network of bakery-cafes. However if we face difficulties in protecting those rights or have to get involved in legal battles to maintain those we may not have the capital to keep our operation going while getting engrossed in such administrative activities. If this occurs, our business and operating results could be adversely affected.

UNFORESEEN WEATHER MAY DISRUPT OUR BUSINESS.

Unforeseen natural events, such as earthquakes, hurricanes, or other adverse weather and climate conditions, could disrupt our operations or those of our franchisees, or suppliers. If such conditions prevail for an extended period of time then we may suffer huge losses and may not be able to continue with our business which in turn may materially and adversely impact our business and operating results.

A REGIONAL OR GLOBAL HEALTH PANDEMIC COULD SEVERELY AFFECT OUR BUSINESS.

A health pandemic is a disease outbreak that spreads rapidly and widely by infection and affects many individuals in an area or population at the same time. This can cause customers not to visit our planned bakery-cafes and the employees not to show up to work and the suppliers to stop distributing supplies. Such an event will affect our performance and the results of operations drastically.

Risks Related to Our Common Stock

OUR MAJORITY STOCKHOLDER OWNS 4,000,000 SHARES OF OUR CLASS A COMMON STOCK AND 7,000,000 SHARES OF OUR CLASS B COMMON STOCK. BECAUSE OF THE VOTING PREFERENCE GRANTED TO HOLDERS OF SERIES B COMMON STOCK, THE MAJORITY SHAREHOLDER CURRENTLY HOLDERS VOTING RIGHTS EQUAL TO HOLDING 74,000,000 SHARES OF CLASS A COMMON STOCK, WHICH REPRESENTS APPROXIMATELY 91.40% OF THE CURRENT OUTSTANDING VOTING STOCK OF THE COMPANY. THE MAJORITY SHAREHOLDER’S INTERESTS MAY DIFFER FROM YOURS AND HE WILL BE ABLE TO EXERT SIGNIFICANT INFLUENCE OVER OUR CORPORATE DECISIONS, INCLUDING A CHANGE OF CONTROL.

As of July 3, 2017, Mr. I. Andrew Weeraratne, our Chief Executive Officer, held 4,000,000 shares of Common Stock and 7,000,000 shares of Class B common stock, which gives him voting rights equal to 74,000,000 shares of Common Stock because of the 10:1 voting preference granted to the series of Class B common stock. Assuming a full subscription of this offering for 15,000,000 shares of Common Stock, Mr. Weeraratne will control approximately 77.11% of the Company’s outstanding voting stock. As a result, he will be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. Mr. Weeraratne may have interests that differ from yours and may vote in a way with which you disagree and that may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their stock as part of a sale of our company and may affect the potential market price of our stock. Conversely, this concentration may facilitate a change in control at a time when you and other investors may prefer not to sell.

OUR ARTICLES OF INCORPORATION PROVIDE SUPER VOTING RIGHTS AND OTHER PRIVILEGES TO OUR CLASS B SHAREHOLDERS INCLUDING A STIPULATION THAT CERTAIN ACTIONS BY THE COMPANY WON’T BE PERMITTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE HOLDERS OF AT LEAST A MAJORITY OF THE VOTING POWER OF THE THEN OUTSTANDING CLASS B COMMON STOCK, PROVIDING CLASS B COMMON STOCK SHAREHOLDERS WITH SIGNIFICANT INFLUENCE OVER THE COMPANY’S OPERATIONS, WHICH MAY BE DETRIMENTAL TO THE OTHER SHAREHOLDERS AND POTENTIAL INVESTORS.

The Company’s Articles of Incorporation provide that so long as any shares of Class B common stock are outstanding, the Company may not take any of the following actions without the prior written consent of the holders of at least a majority of the voting power of the then outstanding Class B common stock:

•

sell, convey or otherwise dispose of or encumber all or substantially all of our assets, or merger with or consolidate with another corporation, other than our wholly-owned subsidiary, or effect any transaction or series of transactions in which more than 50% of the voting power of our company is transferred or disposed of;

•	alter or change any of the rights of the Class B common stock or increase or decrease the number of shares authorized;

•

authorize or obligate our company to authorize any other equity security or security which is convertible or exercisable into an equity security of our company which has rights, preferences or privileges which are superior to, on a parity with or similar to the Class B common stock;

•	redeem or repurchase any of our securities;

•	amend our articles of incorporation; or

•	change the authorized number of our board of directors.

This stipulation may discourage certain major investors from investing in our company and thus may have a negative effect on our results of operations.

THE OFFERING PRICE OF THE SHARES OF COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE COMMON STOCK. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

The offering price for the shares of Common Stock was arbitrarily determined by the Company’s management. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of a future market price of the Common Stock.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if in the past un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE, THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR COMMON STOCK.

There is no established public trading market for our Common Stock. Our shares of Common Stock are not currently and have not ever been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate his or her investment.

A DTC “CHILL” ON THE ELECTRONIC CLEARING OF TRADES IN OUR SECURITIES IN THE FUTURE MAY AFFECT THE LIQUIDITY OF OUR STOCK AND OUR ABILITY TO RAISE CAPITAL.

Because our common stock is considered a “penny stock,” there is a risk that the Depository Trust Company (“DTC”) may place a “chill” on the electronic clearing of trades in our securities. This may lead some brokerage firms to be unwilling to accept certificates and/or electronic deposits of our stock and other securities and also some may not accept trades in our securities altogether. A future DTC chill would affect the liquidity of our securities and make it difficult to purchase or sell our securities in the open market. It may also have an adverse effect on our ability to raise capital because investors may be unable to easily resell our securities into the market. Our inability to raise capital on terms acceptable to us, if at all, could have a material and adverse effect on our business and operations.

OUR COMMON STOCK IS A “PENNY STOCK.” TRADING OF OUR COMMON STOCK MAY BE RESTRICTED BY THE SEC’S PENNY STOCK REGULATIONS, WHICH MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR COMMON STOCK.

Our stock is a penny stock. The “SEC” has adopted Rule 15g-9, which generally defines “penny stock” to be any equity security that has a market price (as defined in Rule 15g-9) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse (excluding the value of a primary residence). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Common Stock.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR SOME TIME, WHICH COULD RESULT IN NO RETURN ON YOUR INVESTMENT.

We have never declared or paid cash dividends on our common stock. We currently intend to retain our earnings, if any, to provide funds for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends in the foreseeable future. Any payment of future dividends will be at the discretion of the Company’s board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other relevant factors of our operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Various statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived from utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those discussed under “Risk Factors,” which could cause our actual results to differ from those projected in any forward-looking statements we make.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in “Risk Factors.” Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

This offering is being made on a “best efforts” self-underwritten basis. There are no underwriting commissions involved in this offering. The shares of our Common Stock are being offered and sold on our behalf by our officers and directors who will not receive any commissions or proceeds from the offering for their efforts in this offering. As there is no minimum offering, we cannot estimate how much in proceeds we will receive from the sale of the shares of our Common Stock offered hereby. The table below sets forth the expected use of proceeds if:

•	25% of the shares offered hereby are sold;

•	50% of the shares offered hereby are sold;

•	75% of the shares offered hereby are sold; and

•	100% of the shares offered hereby are sold.

These four offering scenarios below are presented for illustrative purposes only and the actual amount of proceeds received, if any, may differ. The priority of the anticipated use of proceeds will follow the order presented in the table below. The use of proceeds is net of the offering expenses, which will include legal, accounting, printing, filing fees, EDGAR fees, transfer agent fees and blue sky fees. We have estimated these expenses to be fixed at $30,000, and therefore have obtained an estimate of the gross proceeds of the offering based on the offering scenarios below.

	Sale of	Sale of	Sale of	Sale of
	3,750,000	7,500,000	11,250,00	15,000,000
	Shares	Shares	Shares	Shares
Use of Proceeds	25%	50%	75%	100%
Gross proceeds	$562,500	$1,125,000	$1,687,500	$2,250,000
Offering expenses (1)	$30,000	$30,000	$30,000	$30,000
Net proceeds	$532,500	$1,095,000	$1,657,500	$2,220,000
Acquisition allocations (2)	$300,000	$900,000	$1,200,000	$1,800,000
Working capital (3)	$232,500	$195,000	$457,500	$420,000
Total Funds Remaining	$0	$0	$0	$0

(1)

Offering expenses include legal, accounting, SEC filing fees and costs, EDGAR fees, blue sky, transfer agent fees and other direct costs associated with this offering. We expect to pay the offering costs from cash on hand and the proceeds of this offering.

(2)	We estimate the costs of buying

Our cost estimations are based on the research we have done via the Internet and the meetings/discussions we’ve undertaken with currently operating bakery-café owners and certain insiders of the business. It is possible that our estimations may change materially during the course of the projects. In the event the actual costs are higher than we presently estimate, we will be required to reduce the estimated number of bakery-cafes we will be able to purchase or set up new bakery-cafés on our own using the proceeds of this offering.

(3)	Includes funds for general overhead and operating expenses, as well and fees and costs associated with an application to list our Common Stock on a major stock exchange.

We believe the anticipated proceeds of this offering, together with cash on hand and projected cash flow from operating activities, will allow us to conduct our operations for approximately (i) the next 26 months if only 25% of the shares of Common Stock offered hereby are sold; (ii) the next 48 months if only 50% of the shares of Common Stock offered hereby are sold; (iii) the next 10 years if only 75% of the shares of Common Stock offered hereby are sold; and (iv) the next 10 years if the maximum number of shares of Common Stock are sold.

Use of Working Capital and Revenue Generation

There is no assurance that we will be able to raise any funds from this offering as we are conducting this offering on a “best-efforts” basis.

25% of the Shares of Common Stock Offered

However, if we sell 25% of the shares of Common Stock that we are registering, then with our monthly expenses of maintaining the public Company we expect to be $7,000, if we can purchase one currently operating bakery-café then we believe we can generate monthly net positive cash flow of approximately $5,000 per month or annual net positive cash flow of approximately $60,000 from the operation of one bakery-café.  When we did this budget we have given allowance that it would take one year for us to negotiate and buy one bakery-café that makes about $5,000 net positive cash flow and thus have not taken into consideration that positive cash flow to begin until 12 months after we raised these funds.  And then we believe the net positive cash flows to be not enough to cover the estimated monthly operational cost of $8,000 (that we believe will be due to having one bakery-café added to our public company operation) and thus if we have only one bakery-café and if we sold only 25% of the offering we have planned then such funds will be enough for us to continue with our business for about 26 months. We made that calculation by deducting the $ 84,000 first years cost of maintaining our public company from the $232,500 we estimated to be left after buying one bakery-café for $300,000 from the net proceeds of $532,500 by selling 25% of the offering and coming up with a balance left of $148,500 and then giving allowances for deducting $96,000 that we estimate to be annual cost of operating the public company in the second year with one bakery-café under our public company ownership and adding back the net positive cash flow of $60,000 we believe we can make to come up with a balance of $112,500 and that divided by $8,000 per month will give us another 14 months and then adding back the first 12 months to come up with the 26 months period that we stated as the period we believe we can continue our business.

50% of the Shares of Common Stock Offered

Taking the same estimates into consideration, in the event we are able to sell 50% of the of the shares of Common Stock that we are registering, and with the purchase of two bakery-cafes, we project our annual net positive cash flow to be approximately $144,000 from two bakery cafes after one full year of operations. We expect the operating cost of the public company to be $120,000 if we have only two bakery-cafes and as such we could be able to cover the cost of operations of the bakery cafes and the public company if we had two cafes from our net positive cash flows. We believe we can maintain our expenses within the same range for about 36 months and as such can continue our operations for 48 months.

We arrived at that figure by deducting $900,000 we have allocated to buy two bakery-cafes from the net proceeds of $1,095,000 and then using $84,000 to cover the first year operations cost of the public company from the working capital of $195,000 and adding back the net positive cash flow of $24,000 (by deducting $120,000 operating cost of the public company by net positive cash flow of $144,000) to the balance left of $111,000 of the working capital and arriving at a balance of $135,000 as working capital balance at the end of the second year.

75% of the Shares of Common Stock Offered

Taking the same estimates into consideration, in the event we are able to sell 75% of the of the shares of Common Stock that we are registering, and with the purchase of three bakery-cafes (or two purchases and one star-up of a new bakery-café), we project our annual net positive cash flow to be approximately $216,000 from three bakery cafes after one full year of operation. We expect the operating cost of the public company to be $180,000 per year if we have only three bakery-cafes and as such we could be able to cover the cost of operations of the bakery cafes and the public company if we had three cafes from our net positive cash flows. We believe we can keep we can maintain our expenses within the same range for about 5 years and as such can continue our operations for 10 years.

We arrived at that figure by deducting $1,200,000 we have allocated to buy three bakery-cafes (or two purchases and one star-up of a new bakery-café), from the net proceeds of $1,657,500 and then using $84,000 to cover the first year operations cost of the public company from the working capital of $457,500 and adding back the net positive cash flow of $36,000 (by deducting $180,000 operating cost of the public company by net positive cash flow of $216,000) to the balance left of $373,500 of the working capital and arriving at a balance of $409,500 as working capital balance at the end of the second year.

100% of the Shares of Common Stock Offered

Taking the same estimates into consideration, in the event we are able to sell 100% of the of the shares of Common Stock that we are registering, and with the purchase of four bakery-cafes (or two purchases and two star-up of new bakery-cafés or a combination thereof), we project our annual net positive cash flow to be approximately $288,000 from four bakery cafes after one full year of operations. We expect the operating cost of the public company to be $230,000 per year if we have only four bakery-cafes and as such we could be able to cover the cost of operations of the bakery cafes and the public company if we had four cafes from our net positive cash flows. We believe we can maintain our expenses within the same range for about 5 years and as such can continue our operations for 10 years.

We arrived at that figure by deducting $1,800,000 we have allocated to buy four bakery-cafes (or two purchases and two star-up of new bakery-cafés or a combination thereof), from the net proceeds of $2,220,000 and then using $84,000 to cover the first year operations cost of the public company from the working capital of $420,000 and adding back the net positive cash flow of $58,000 (by deducting $230,000 operating cost of the public company by net positive cash flow of $288,000) to the balance left of $336,000 of the working capital and arriving at a balance of $394,000 as working capital balance at the end of the second year.

DETERMINATION OF OFFERING PRICE

Before this offering, there has been no public trading market for our shares of Common Stock, and we cannot give any assurance to you that an active secondary market might develop or will be sustained after this offering. The price of the shares of Common Stock we are offering has been determined solely by us, as there is no underwriter involved in this offering, and, as such, is arbitrary in that the price does not necessarily bear any relationship to our assets, earnings, book value or other criteria of value, and may not be indicative of the price that may prevail in the public market. No third-party valuation or appraisal has ever been prepared for our business. Among the factors we considered in setting a price were, without one factor being materially more important than the others):

•	our limited operating history, as well as the other numerous obstacles we face in operating and expanding our business, as described in the “Risk Factors” section of this prospectus;

•	the amount of capital to be contributed by purchasers in this offering in proportion to the number of shares Common Stock and Class B common stock to be retained by our existing shareholders;

•	our internal future expectations of our operations and financial performance; and

•	our cash requirements to run our business over the next 12 to 60 months.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share of common equity immediately after completion of this offering. Net tangible book value is the amount that results from subtracting our total liabilities and intangible assets from our total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares of Common Stock being offered. Dilution of the value of the shares of Common Stock you purchase is also a result of the lower net tangible book value of the shares held by our existing shareholders.

As of June 30, 2017, the net tangible book value of our shares of common equity, which includes our Common Stock and Class B common stock, was approximately ($0.0005), based upon combined outstanding shares of Common Stock and shares of Class B common stock. The following table provides information regarding:

•	the net tangible book value per share of common equity before and after this offering;

•	the amount of the increase in the net tangible book value per share of common equity attributable to the purchase of the shares of Common Stock being offered hereby; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by purchasers in this offering.

The following table presents information assuming the sale of:

•	25% of the shares offered hereby;

•	50% of the shares offered hereby;

•	75% of the shares offered hereby;

•	100% of the shares offered hereby.

These four dilution scenarios below are presented for illustrative purposes only and the actual amount of dilution to purchasers in this offering may differ based upon the number of shares of Common Stock sold in this offering.

	Sale of 3,750,000 Shares (25%)	Sale of 7,500,000 Shares (50%)	Sale of 11,250,000 Shares (75%)	Sale of 15,000,000 Shares (100%)

Assumed Initial Public Offering price per share	$0.15	$0.15	$0.15	$0.15
Net tangible book value per share of common equity as of June 30, 2017	$(0.0005)	$(0.0005)	$(0.0005)	$(0.0005)
Net tangible book value per share of common equity after Regulation D offering closed June 30, 2017	$0.0058	$0.0058	$0.0058	$0.0058
Increase in net book value per share of common equity due to offering	$0.0235	$0.0413	$0.0545	$0.0647
Proforma Net tangible book value per share of common equity after offering	$0.0293	$0.0471	$0.0603	$0.0705
Dilution per share to investors purchasing shares of Common Stock in this offering.	0.1207	0.1029	0.0897	0.0795

The following table sets forth on a pro forma basis, at June 30, 2017, the number of shares of common stock purchased or to be purchased from us, the total consideration paid or to be paid and the average price per share paid or to be paid by existing holders of common stock and by the new investors, if 25%, 50%, 75% or 100% of the shares issued are sold, before deducting estimated offering expenses payable by us.

					Average
	Shares purchased		Total Consideration		price per share
Sale of 3,750,000 shares (25%)	Number	Percent	Amount	Percent
Existing stockholders	17,967,000	82.73%	$103,711	15.57%	$0.0058
New investors	3,750,000	17.27%	$562,500	84.43%	$0.15

Total	21,717,000	100.00%	$662,211	100.00%	$0.0307
Sale of 7,500,000 shares (50%)
Existing stockholders	17,967,000	70.55%	$103,711	8.44%	$0.0058
New investors	7,500,000	29.45%	$1,125,000	91.56%	$0.15

Total	25,467,000	100.00%	$1,228,711	100.00%	$0.0482
Sale of 11,250,000 shares (75%)

Existing stockholders	17,967,000	61.50%	$103,711	5.79%	$0.0058
New investors	11,250,000	38.50%	$1,687,500	94.21%	$0.15

Total	29,217,000	100.00%	$1,791,211	100.00%	$0.0613
Sale of 15,000,000 shares (100%)

Existing stockholders	17,967,000	54.50%	$103,711	4.41%	$0.0058
New investors	15,000,000	45.50%	$2,250,000	95.59%	$0.15

Total	32,967,000	100.00%	$2,353,711	100.00%	$0.0714

PLAN OF DISTRIBUTION

We are offering up to a total of 15,000,000 shares of Common Stock on a self-underwritten basis at an offering price of $0.15 per share. There is no minimum offering and no minimum number of shares must be sold before we use the proceeds. Proceeds will not be returned to investors if we sell less than all of the 15,000,000 shares of our Common Stock being offered in this prospectus. The proceeds from the sales of the shares will be paid directly to us by a subscriber for our Common Stock and will not be placed in an escrow account.

There is currently no public trading market for shares of our Common Stock, and we cannot give any assurance to you that the shares offered by this prospectus can be resold for at least the offered price if and when an active secondary market might develop, or that a public market for our Common Stock will be sustained even if one is ultimately developed.

We are offering the shares of our Common Stock directly to the public. If we decide to extend the offering for this additional period, we will file a post-effective amendment to our registration statement of which this prospectus is a part informing you of this extension. There are no minimum purchase requirements for each individual investor.

This is a self-underwritten offering. This prospectus forms a part of a registration statement that permits our officers and directors to sell the shares of our Common Stock directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares of Common Stock utilizing a broker or dealer. Our officers and directors will sell the shares of Common Stock and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker/dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer.

Section 15(g) of the Securities Exchange Act of 1934 – “Penny Stock” Disclosure

Our shares of Common Stock are “penny stock” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated under the Exchange Act. They impose additional sales practice requirements on broker/dealers who sell securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rules may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealer’s duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and the Financial Industry Regulatory Authority’s toll-free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker/dealers and their associated persons. Rules 15g-1 through 15g-6 which apply to broker/dealers but not our company are summarized as follows:

•	Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules;

•	Rule 15g-2 declares unlawful broker/dealer transactions in penny stock unless the broker/dealer has first provided to the customer a standardized disclosure document;

•

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question;

•

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction;

•

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation; and

•	Rule 15g-6 requires broker/dealers selling penny stock to provide their customers with monthly account statements.

The application of the penny stock rules may affect your ability to resell your shares of Common Stock because many brokers are unwilling to buy, sell or trade penny stock as a result of the additional sales practices imposed upon them which are described in this section.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 1,000,000,000 shares of capital stock, of which (i) 900,000,000 shares are Common Stock, $0.0001 par value per share; (ii) 70,000,000 shares are Class B common stock, par value $0.0001 per share; and (iii) 30,000,000 shares of preferred stock, $0.0001 par value per share.

Class A Common Stock

We are authorized to issue 900,000,000 shares of Common Stock. As of July 3, 2017, 10,967,000 shares of the Common Stock are issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purposes. Our common stock does not provide a preemptive or conversion right and there are no redemption or sinking fund provisions or rights. Holders of our Common Stock are not entitled to cumulative voting for election of the Company’s board of directors.

The holders of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Class B Common Stock

We are authorized to issue 70,000,000 shares of Class B common stock. As of July 3, 2017, 7,000,000 shares of Class B common stock are issued and outstanding.

Each share of Class B common stock shall entitle the holder to ten (10) votes for each one vote per share of the Common Stock, and with respect to that vote, shall be entitled to notice of any stockholders’ meeting in accordance with the Company’s bylaws, and shall be entitled to vote, together as a single class with the holders of Common Stock with respect to any question or matter upon which the holders of Common Stock have the right to vote. Class B common stock shall also entitle a holder to vote as a separate class as set forth in the Company’s bylaws.

The holders of our Class B common stock are entitled to dividends out of funds legally available when and as declared by our board of directors at the same rate per share as the Common Stock. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Each share of Class B common stock is convertible into one (1) share of Common Stock, subject to adjustment, at any time at the option of the holder.

All outstanding shares of Class B common stock are duly authorized, validly issued, fully paid and non-assessable. So long as any shares of Class B common stock are outstanding, we have agreed not to take the following actions without the prior written consent of the holders of at least a majority of the voting power of the then outstanding Class B common stock:

•

sell, convey or otherwise dispose of or encumber all or substantially all of our assets, or merger with or consolidate with another corporation, other than our wholly-owned subsidiary, or effect any transaction or series of transactions in which more than 50% of the voting power of our company is transferred or disposed of;

•	alter or change any of the rights of the Class B common stock or increase or decrease the number of shares authorized;

•

authorize or obligate our company to authorize any other equity security or security which is convertible or exercisable into an equity security of our company which has rights, preferences or privileges which are superior to, on a parity with or similar to the Class B common stock;

•	redeem or repurchase any of our securities;

•	amend our articles of incorporation; or

•	change the authorized number of our board of directors.

Preferred Stock

We are authorized to issue up to 30,000,000 shares of preferred stock, par value $0.0001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to other existing classes of capital stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

We currently do not have a transfer agent.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Company Overview

We were incorporated on July 31, 2015 in the State of Florida under the name La Veles Inc. La Veles Inc. mostly remained inactive and on February 8, 2017, we filed an amendment to our Articles of Incorporation to change the name of the Company to Capax Inc. Our offices are located at 7135 Collins Avenue, Suite 624, Miami Beach, FL 33141. Our fiscal year end is September 30. Our primary business is to set up a bakery-café chain. Our long term objective is to franchise these bakery-cafes. We may also expand our operation to a few foreign nations in partnership with local investors and management in those nations and have begun discussions to do so, but so far have not made any formal agreements. We may also acquire currently operating small bakeries with an accompanying café with space to renovate according to our model.

Business Opportunity

According to an article on Bloomberg.com in March 2014 citing Technomic, a market research firm, the year over year sales of bakery cafes for the year 2013 are at the top. Here’s a list of year-on-year sales data:

1. Cafés (Starbucks, Dunkin’ Donuts) +9.0%
2. Bakery Cafés (Au Bon Pain) +9.0%
3. Asian/Noodles (Panda Express, Noodles & Co., Manchu Wok) +8.5%
4. Mexican (Chipotle, Taco Bell) +6.1%
5. Chicken (KFC, Boston Market) +4%
6. Sandwich (Arby’s, Subway,) +4%
7. Frozen Desserts (Ben & Jerry’s, Baskin-Robbins) +3.6%
8. Pizza (Domino’s, Papa John’s) +2.3%
9. Burger (McDonald’s, Burger King) +1.5%
10. Family Casual (Golden Corral, Old Country Buffet) -5.5%

There are currently quite a few small family owned bakery cafes and it appears that there is enough space for them to stay in business and make a living according to the same article.

Enterprise Valuation Comparison

To foresee the potential of Capax as a public company engaged in franchise of bakery cafes let’s look at some public entities that started-up in the recent decades by one or a few entrepreneurs and now have become billion-dollar companies, although there is no assurance that Capax can follow the footsteps of these giants of the industry.

Panera Bread

According to Panera Bread company website: The Panera Bread® legacy began in 1981 as Au Bon Pain Co., Inc. Founded by Louis Kane and Ron Shaich, the company prospered along the east coast of the United States and internationally throughout the 1980s and 1990s and became the dominant operator within the bakery-cafe category. In 1993, Au Bon Pain Co., Inc. purchased Saint Louis Bread Company a chain of 20 bakery-cafes located in the St. Louis area. The company then managed a comprehensive re-staging of Saint Louis Bread Co. Between 1993 and 1997 average unit volumes increased by 75%. Ultimately the concept's name was changed to Panera Bread.

In 1991, they went public and currently the market capitalization of Panera bread is about $7 billion and according to their website it has been the best performing stock in the last decade and has grown 30 times since Panera went public. The price of Panera stock with the stock symbol “PNRA” as I write this is $312.80.

Dunkin Brands Group Inc.

Dunkin Brads Group is a quick service restaurant serving coffee and baked goods as well as ice cream. Dunkin franchises its units under Dunkin Donuts and Baskin Robbins brands. As I write this the price of Dunkin Brands is $56.13 and the market capitalization is $5.24 billion.

Starbucks Corporation

With market capitalization about $86 billion Starbucks is one of the phenomenal success stories. As I write this the stock is priced at $59.93. It is the leading roaster, marketer and retailer of coffee worldwide. In addition it serves fine pastries and delectable treats to please the taste buds as the Starbucks company web site puts it.

According to the website of Starbucks, the first Starbucks shop was opened in 1971in Seattle, Washington. In 1981 Howard Schultz came across Starbucks and joined a year later. According to the same web site, he left for a short while and came back in 1987 and purchased Starbucks with the help of some investors. Then on as the saying goes “history was made.”

Sources of Revenue

We are currently negotiating to buy an operating bakery-café. Once we have completed our due diligence and have agreed on a price we plan to begin the audits of that entity. If we buy this entity then our initial revenue will come from the retail sales and the wholesales of this bakery café. Also we plan to use this as a model to franchise the bakery-café concept and look for other currently operating bakery-cafes we can buy or set up new bakery-cafés according to our planned model.  We believe the currently operating bakery-cafes would be the initial source of our revenue. We believe any new bakery-cafes we set up to take about six months to breakeven.

Capital Requirements

If we are successful with this offering then we plan to use part of the $ 2,250,000 we hope to raise from this offering to acquire a small bakery café that we have been negotiating to buy for $300,000. According to what we were informed we could make about $5,000 net cash flow per month from that place after the monthly expenses. We plan to use such funds to pay for the working capital of keeping our public company operating. However, we have not done any due diligence to assure the claims of $5,000 per month cash flow from the café that we could buy for $300,000.

If we set up the bakery café that we plan to set up, we will require approximately $120,000 of capital for leasehold improvement of a location that we will rent to set up a small bakery and an accompanying café and will need $200,000 to buy the machinery, equipment and auto to make the products and distribute them wholesale. We believe we need about $200,000 working capital for each location or a total of $520,000, until we breakeven and expect the breakeven time to be approximately 6 to 12 months.  Depending on how much we raise we plan to register our name and franchise operation.

Design & Scale of a Small Bakery and Accompanying Cafe

Our ideal model will have about 4,400 sq feet and will have a café and glass windows to observe the bakers making fresh bread and pastries. We plan to use about 10 to 12 tables with 4 chairs each in the café along with a display unit for the retails sales at the front occupying 2,200 square footage and the rest of the sq footage to be used by the bakery. We plan to have about 10 parking spots for reserved for our guests and or have our location near where there is ample public parking. We plan to also have coffee from various places for our patrons to have the most rewarding experience in coffee-drinking and will have the coffee roasting and making machines.

Future Trends

According to a July 2013 article on Huffington Post.com under the heading “Bakery Cafe Chain Industry Booms, Making Future Of Small Outfits Uncertain,” local bakery is no longer the place people go to get their bakery products, they also go to bakery cafes. However, major bakeries with hundreds of locations lead this trend. According to the same article “Technomic” a market research firm, major bakery café chains such as Panera bread, Einstein bagels, Corner Bakery Cafe and Bruegger’s Bagels have driven the sales of bakery cafes than any other fast-casual eatery segments in 2012. According to the article while the small neighborhood bakery café outfit may not make the huge profits margins the big chains make they still may make good sales and profits. They expect the future trend to be upward in the bakery and café segment.

Operating Strategy

Capax plans to lease and improve the leasehold to have a unique architecture to set up a chain of French inspired bakery cafes that we plan to franchise. According to the company web site of one of the founders of Panera bread Ron Shaich this is how they began a small shop (that we plan to adopt) and grew up to a major public company:

1.

See opportunity in long term consumer trends

2.

Align Panera concept with these trends

3.

Strong until level performance

4.

Significant unit growth

5.

Corporate performance

We believe the bakery café units built with an attractive architecture run by warm, friendly staff with a personal touch could compete aggressively and expand this version globally.

Marketing Strategy

Our immediate strategy is to use part of the funds we raise from this offering to buy one to four bakery-cafes or buy two and set up two new bakery-cafes. We will also use the funds to hire additional staff with extensive experience in this business to help us market and expand this operation nationwide.

One of our intermediate plans is to set up our Brand Name and expand our operation to a few foreign nations in partnership with local investors and local management with us providing expertise and culture in running a successful operation. We have already begun such discussions but have not made any formal agreements since our first priority is to build a solid base in the USA.

Growth Strategy

Five-Year Expansion Plan

Using part of the proceeds of this offering Capax plans to pay for the expenses of doing an IPO to raise a few millions. Provided we have a successful IPO, we will use those funds to begin expanding our bakery-café franchise first in the USA and then in foreign nations.

Strategy includes:

1.

Aggressively look for now potentially ideal locations to set up new bakery cafes throughout the USA.

2.

Acquisition of existing bakeries cafes and modify them to confirm with our model.

3.

Set up the business as a franchise and search for franchisees to expand it throughout the USA.

4.

Discuss with foreign investors to duplicate our concept and our brand name (that we plan to create) to foreign nations.

Financial Plans

Phase I

CAPAX to do the Initial Public Offerings to raise money to acquire the first few bakery-cafés in the USA.

Phase II

To do further equity and bond offerings both locally and overseas to fund the expansion of bakery café concept globally.

Phase III

To seek to acquire similar chain of bakery-cafes in the global market.

Competition

The market for retail food stores come from variety of national, regional and locally-owned food service companies, including specialty food, casual dining and quick-service restaurants and restaurant retailers.  The restaurant industry is highly competitive with respect to location, customer service, price, value, food quality, ambiance, and overall customer experience. The bakery-cafes have competition from several segments of the restaurant business: breakfast, lunch, gathering place, dinner, take home, catering, delivery, and consumer packaged goods. Most these competitors are larger than we are and have substantially greater financial resources than we do.  If we are unable to successfully compete in these markets, we may be unable to sustain our operation for too long.

Employees

As of July 3, 2017, we have two full time employees. We plan to hire additional full time employees upon completion of this offering.

DESCRIPTION OF PROPERTY

Our Offices

Our offices are located at 7135 Collins Ave No. 624, Miami Beach, FL 33141 at the residence of our CEO for no charge and on a month by month basis. Our telephone number is 305-865-8193.

LEGAL PROCEEDINGS

We are currently not involved in litigation that we believe will have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self- regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision is expected to have a material adverse effect

WHERE COMMON STOCK IS BEGIN OFFERED AND MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

There is presently no public market for our shares of Common Stock. We anticipate applying for quoting of our Common Stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of Common Stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

(b) Holders

As of July 3, 2017, the Company had 122 shareholders of its Common Stock.

(c) Dividends

We have never paid cash dividends on our Common Stock. Payment of dividends will be within the sole discretion of our board of directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. In addition, under Florida law, we may declare and pay dividends on our Common Stock either out of our surplus, as defined in the relevant Florida statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Florida statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

(d) Securities authorized for issuance under equity compensation plans

Not applicable.

OTCBB Listing

There are no assurances we will satisfy either the quantitative or qualitative listing standards to list our Common Stock on any major stock exchange, or that any exchange will otherwise approve a listing application. Therefore, unless we are qualified to be listed on a major stock exchange, we will attempt to have our Common Stock quoted on the OTCBB, until we establish a minimum bid price for our stock. Unlike a major stock exchange such as NYSE MKT or NASDAQ, which has specific quantitative and qualitative listing and maintenance standards, the OTCBB is an interdealer quotation service which facilitates quotation of unlisted securities. The OTCBB does not have any listing standards, other than such company must be current in its public disclosure. To be quoted on the OTCBB, a market maker must apply to make a market in our Common Stock. As of the date of this prospectus, we have not made any arrangement with any market maker to apply to make a market in our Common Stock and there can be no assurance that a market will develop or be maintained in our Common Stock. There is no assurance that the shares of our Common Stock will ever be quoted on the OTCBB.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL STATEMENTS AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT.

Overview

We were incorporated on July 31, 2015 in the State of Florida under the name La Veles Inc. La Veles Inc. mostly remained inactive and on February 8, 2017, we filed an amendment to our Articles of Incorporation to change the name of the Company to Capax Inc. Our offices are located at 7135 Collins Avenue, Suite 624, Miami Beach, FL 33141. Our fiscal year end is September 30. We are a newly formed, development stage company. Our primary business is to set up a bakery-café chain.  We plan to make revenue through retails sales in our cafes and through wholesales on our bakery products.

Our long term objective is to franchise these bakery-cafes. We may also expand our operation to a few foreign nations in partnership with local investors and management in those nations and have begun discussions to do so, but so far have not made any formal agreements. We may also acquire currently operating small bakeries with an accompanying café with space to renovate according to our model. As of July 3, 2017, we had not incurred any material costs or expenses other than those associated with the formation and financing of our company.

Plan of Operation

Below is a brief description of the activities which we have established to date:

We had meetings with two bakery-cafes in Miami, Florida to acquire them, after the required audits, to use as our first models to franchise. We met with a bakery owner and a master baker to buy his company and also to hire him to our Company to take charge of the operation.  We also were introduced to a few expert bakers in France, had initial discussion over the phone as to them joining us and in the future plan to meet with them to hire them as consultants. However we have not gotten any commitments from any of the people we have talked with so far.

We made a trip to China and met with some investors to discuss expanding our planned franchise to China. We also visited some trendy shopping centers in China that we feel are ideal places to set up the first few bakery-cafes.  However we have not made any firm commitments or any agreements with the Chinese investors to move forward on these plans.

Currently our Company is mostly focusing on the concept of bakery-café as a viable business strategy with good potential upside. Our objective is to find the right team of professional bakery and café operators who will operate and manage our planned chain of units for us. We plan to give them the right incentives to build one of the leading franchises in this space. However, there is no assurance that we can meet the right team and even if we met them convince them to join us under mutually acceptable terms.

Liquidity and Capital Resources

We have estimated that we will require approximately $300,000 of capital to buy a currently operating bakery-café to make net positive cash flow to apply towards maintenance of a public company. According to our research, a currently operating bakery-café that we could buy for about $300,000 could give us about $5,000 in monthly net positive cash flow. We believe we may be able to raise enough capital from this offering to buy one bakery.

If such capital does not become available from the proceeds of this offering or other sources, we will be able to continue operations as a development stage company for approximately the next 18 months from available cash on hand while seeking additional sources of capital. There can be no assurance that such additional capital will be available.

We believe our operational strategy which focuses on running a low overhead operation will avail us to manage our current operational activities (excluding acquiring bakery-cafes that we won’t begin until we raise capital from this offering) for approximately 18 months. During the next 18 months or until such time that we raise enough capital to purchase one bakery cafe, we will be using our working capital to attend investors’ conferences and tradeshows, participating in road shows to meet with potential investors, traveling to meet with investors and paying professional fees needed to comply with SEC regulations. We believe our monthly burn rate to be approximately $6,000. The Company had approximately $92,520 in cash on hand as of June 30, 2017. We have sold $111,000 worth of our Class A common stock in an exempt offering in May and June of 2017. As of June 30, 2017 we have $12,000 stock subscriptions receivable. We believe we can sustain our operations for approximately 18 months even if we do not raise additional funds in this offering.

If we succeed in opening one or more bakery-cafes, we anticipate that sales at such places to generate sufficient cash flow to support our operations after the first 12 months. However, this estimate is based on our assumption of raising enough capital to either buy or build bakery-cafés.

There can be no assurance that such sales levels will be achieved. Therefore, we may require additional financing through loans and other arrangements, including the sale of additional equity. There can be no assurance that such additional financing will be available, or if available, can be obtained on satisfactory terms. To the extent that any such financing involves the sale of our equity securities, the interests of our then existing shareholders, including the investors in this offering, could be substantially diluted. In the event that we do not have sufficient capital to support our operations we may have to curtail our operations.

Our officers will provide daily management of our company, including administration, financial management, production, marketing and sales. We will also engage other employees and service organizations to provide services as the need arises. These may include services such as computer systems, sales, marketing, advertising, public relations, cash management, accounting and administration.

Upon the effective date of the registration statement of which this prospectus is a part, we will be subject to certain reporting and other compliance requirements of a publicly reporting company. We will be subject to certain costs for such compliance which private companies may not choose to make. We have identified such costs as being primarily for audits, legal services, filing expenses, financial and reporting controls and shareholder communications and estimate the cost to be approximately $120,000 annually. We expect to pay such costs from a combination of cash on hand, the proceeds of this offering and cash generated by revenue from our planned bakery-cafes.

There can be no assurance that we will be able to successfully acquire or start up bakery-cafes, or otherwise implement any portion of our long term business strategy. We believe that we can control the operating and general and administrative expenses of our operations to be within the cash available from this offering and from the sales which we may make at any bakery-cafes we open.

The Company is newly created and had no activities and as such has not generated any revenues and has incurred losses since inception resulting in an accumulated deficit of $8,731 as of June 30, 2017, and further losses are anticipated in the development of its business.

Currently, we have no written or oral communication from stockholders, directors or any officers to provide us any forms of cash advances, loans or sources of liquidity to meet our working capital needs or long-term or short-term financial needs.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Critical Accounting Policies

The preparation of financial statements requires management to utilize estimates and make judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. These estimates are based on historical experience and on various other assumptions that management believes to be reasonable under the circumstances. The estimates are evaluated by management on an ongoing basis, and the results of these evaluations form a basis for making decisions about the carrying value of assets and liabilities that are not readily apparent from other sources. Although actual results may differ from these estimates under different assumptions or conditions, management believes that the estimates used in the preparation of our financial statements are reasonable. The critical accounting policies affecting our financial reporting are summarized in Note 2 to the financial statements included elsewhere in this prospectus.

Recent Accounting Pronouncements

We determined that all other issued, but not yet effective accounting pronouncements are inapplicable or insignificant to us and once adopted are not expected to have a material impact on our financial position.

Anticipated Future Trends

According to a July 2013 article on Huffington Post.com under the heading “Bakery Cafe Chain Industry Booms, Making Future Of Small Outfits Uncertain,” local bakery is no longer the place people go to get their bakery products, they also go to bakery cafes. However, major bakeries with hundreds of locations lead this trend. According to the same article “Technomic” a market research firm, major bakery café chains such as Panera bread, Einstein bagels, Corner Bakery Cafe and Bruegger’s Bagels have driven the sales of bakery cafes than any other fast-casual eatery segments in 2012. According to the article while the small neighborhood bakery café outfit may not make the huge profits margins the big chains make they still may make good sales and profits. They expect the future trend to be upward in the bakery and café segment.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MATERIAL RISK

Not required for a small company

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as our executive officers and members of our board of directors:

I. Andrew Weeraratne, age 66, Chief Executive Officer, Chairman of the Board of Directors and Chief Financial Officer

Mr. Weeraratne has served as our Chief Executive Officer and member of our board of directors since inception.  Mr. Weeraratne had been an entrepreneur since he was 14-years old and has been involved in various start-up ventures in many parts of the world, including Asia, Middle East, Europe and the U.S., in a variety of industries including communications, construction, and entertainment in addition to forming various global joint ventures. From October 2013 to January 2017, Mr. Weeraratne served as the Chief Executive Officer and Chief Financial Officer for NGFC Equities Inc. (“NGFC”) a public company that was listed on the OTCQB under the ticker “NGFF.” In January 2017, NGFC reverse-merged with Quest Energy Inc. and the name of NGFC was changed to American Resources Corporation and currently trading under the symbol “AREC,” on the OTCQB.

From February 2000 to the present time he serves as president of Passerelle Corp., a private investment company on a part time basis while managing a few private investment partnerships.  Mr. Weeraratne was chief financial officer of China Direct, Inc. (Nasdaq: CDII) from February 2009 to May 2009.  From August 2004 to December 2008, Mr. Weeraratne acted as a financial consultant working in a variety of industries including work with the Embassy of the United States of America in Iraq as a financial advisor to form an Iraqi Accounting Association to introduce International Accounting Standards to Iraq as part of a plan to privatize State owned enterprises after the Iraq war. From December 1998 to February 2000, Mr. Weeraratne was the chief financial officer of National Lampoon, Inc. (formerly known as J2 Communications), a provider of branded comedic content. From November 1996 to December 1998, Mr. Weeraratne was the controller for Beachport Entertainment Corp., a provider of family entertainment and sporting events and television programming. From 1990 to 1996 Mr. Weeraratne was the chief financial officer of Business Resource Exchange, a business consulting company that identified, acquired and resold undervalued companies. From 1982 to 1989, Mr. Weeraratne managed his own CPA firm in Washington D.C. representing foreign clients with investments in the U.S. and in International taxation matters. Mr. Weeraratne has been a Florida licensed Certified Public Accountant since 1981.  He is also an author, and wrote a book entitled “Uncommon Commonsense Steps to Super Wealth,” where he illustrates how some people beginning with very little ended up in the list of richest people on earth by focusing only one out of four ways to make their wealth. Mr. Weeraratne devotes approximately 90 % of his time to our business and affairs.

Eugene Nichols, age 70, member of the Board of Directors, Secretary, Treasurer

Mr. Nichols has served as a director, the secretary and the treasurer of our Company since May 2017. Mr. Nichols has over 30 years of sales, management and marketing experience with a Fortune 100 company. From October 2013 to January 2017, Mr. Nichols served as the President and a member of the Board of Directors for NGFC Equities Inc. (“NGFC”) a public company that was listed on the OTCQB under the ticker “NGFF.” In January 2017, NGFC was reverse merged with American Resources Corporation and currently trading under the symbol “AREC.”

He began his professional career as a sales representative at Beecham Massengill in Bristol, Tennessee, where he was employed from 1972 to 1976. From May 1976 until October 2002 he was employed with Abbott Diagnostic for 26 years holding various positions including sales executive, sales trainer, district manager and director advertising and communication.  Mr. Nichols was retired from October 2002 until March 2007. Mr. Nichols’ professional experience also includes, the part time work he did, in the start-up and majority ownership of Communication Exchange Inc. and Visa Exchange, Inc., in Washington D.C., from 1988 to 1991, co-owner of Foxfire Golf Course in Waupaca, Wisconsin (1995 until 2004) and managing partner of Power Management Electrical Consultants, an electrical consulting firm in Pasadena, Maryland from March 2007 until June 2011.

Mr. Goran Antic age 43, Member of the Board of Directors

Mr. Antic has served as a director of our Company since May 2017. He began his career with Getinge Sterilization factory (division of Getinge Group), a public company based in Sweden which is one of the largest medical supply companies in the world in 1990 as an assembler and then moved to the testing department of Getinge Group in 1995. He worked in that division till 1999 and then was promoted to be an international service engineer of Getinge Sweden which is another subsidiary of Getinge Group. In 2005, Mr. Antic was transferred to Getinge International branch in Miami, Florida as a service manager for Latin America and Caribbean islands. Mr. Antic began ECI-LATAM Inc. in April of 2014 with an agreement with Getinge International to serve the same client base through his own company, ECI-LATAM Inc.  Mr. Antic had his education as an electronic engineer at Kattegat Institution in Halmstad, Sweden.

Mr. Michael Laub age 51, Member of the Board of Directors

Mr. Laub has served as a director of our Company since May 2017. He began his career in the Real Estate industry as a Licensed Loan Officer in 1988. Soon after he earned his “Brokers” License for real estate finance lending and established his first brokerage office in Southern California in 1990. His practice grew to include both mortgage finance offices and real estate sales offices in South Orange County, California. Both managed by Mr. Laub till 2008.

After a successful 20 year career in the real estate industry, Mr. Laub looked for new business challenges and directed his focus toward the “clean energy” sector. Recognizing the substantial cost savings in operating Compressed Natural Gas (“CNG”) fueled vehicles vs Gasoline vehicles was his catalyst. Michael began buying and selling CNG vehicles across the country. That experience and the healthy demand he witnessed nationally for cleaner burning, more cost effective vehicles, led him on the search for CNG conversion kits and components in effort to start converting existing gasoline+diesel vehicles to run on CNG. From early on the focus for Mr. Laub was to provide quality CNG conversion systems, parts and accessories to small and large vehicle fleets across the country. Soon there after Mr. Laub realized the necessity to educate the automobile technicians on proper safety installation and maintenance practices. Thus he began a company entitled “CNG United LLC,” an Alternative Fuels, safety & education company. He created a CNG educational curriculum for automotive technicians providing them an opportunity to earn two CNG certifications while following his comprehensive step by step policies & procedures to ensure a successful and safe vehicle conversion.

Mr. Laub currently manages CNG United, and utilizes this company to conduct vehicle conversions and safety training classes nationally on a regular basis.  CNG United also sells state-of-the-art conversion systems, CNG parts & accessories to CNG United national network of CNG technician graduates, as well as corporate fleets and municipalities. You can learn more about CNG United, LLC at:  www.cngunited.com

Ms. Kazuko Kusunoki

Vice President Administration

From October 2013 to January 2017, Ms. Kusunoki served as the vice President Administration for NGFC Equities Inc. (“NGFC”) a public company that was listed on the OTCQB under the ticker “NGFF.” In January 2017, NGFC was reverse merged with American Resources Corporation and currently trading under the symbol “AREC.” Ms. Kazuko Kusunoki began her career as a freelance writer for magazines in Japan.  From October 1991 to May 1994 she worked for Subaru International Co. Ltd in Tokyo, Japan as a Translator, Editor and Coordinator. From June 1994 to February 1996 she worked as a freelance translator working on software manuals, automobile magazines and other technical documents. From March 1996 to October 2000 Kazuko worked for Fujitsu Learning Media Limited in Tokyo, Japan as Software Localization Project Manager and Coordinator. She moved to the USA in 2001 and from 2001 to the present time she has been working as a freelance translator for various major translation companies, especially translating content on websites, for clients such as Eurail, Akamai, Citigroup and Master Card etc.  Kazuko has a BA in Commerce from Waseda University, Tokyo, Japan in March 1989 and got a certificate in Local Area Network support from UCLA Extension in California in June 2002. Kazuko’s responsibilities will include keeping a schedule of all the mandatory filings we have to with the SEC (once we are a public company) and tax authorities to assure they are done on time. Also she will be instrumental in doing our SEC filing using in-house software to edgarize and XBRL the process. She will also help us expand our operations in Japan by meeting with Japanese investors and business people. Kazuko Kusunoki is the wife of I Andrew Weeraratne, the CEO and CFO of Capax Inc.

Director Qualifications

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that our board of directors to conclude that the individual should be serving as a director of our company.

I. Andrew Weeraratne – Mr. Weeraratne’ s experience as a chief financial officer for public companies in a variety of industries, together with his international experience were factors considered by the board of directors. Specifically, the board of directors viewed favorably his setting up NGFC Equities Inc., taking it public and merging with a bigger private company and his roles at China Direct, Inc., Passerelle Corp., National Lampoon, Inc., Business Resource Exchange, as a financial advisor working with the Embassy of the United States of America in Iraq, and as a CPA in private practice in reaching their conclusion.

Eugene Nichols – Mr. Nichols’s career as an entrepreneur and his involvement in various start-ups were factors considered by the board of directors. Specifically, the board of directors viewed favorably his role as a founder of NGFC Equities Inc., taking it public and merging with a bigger private company and his roles at Communication Exchange Inc., Visa Exchange Inc., Foxfire Golf Course, Power Management Electrical Consultants and in reaching their conclusion.

Goran Antic – Mr. Antic’s long career with one major Swedish public company Getinge group in Sweden that is a leader in international market and his fluency in various languages and cultures were factors considered by the board of directors. Specifically, the board of directors viewed his entrepreneurial skills in setting up ECI Latam Inc., merging with NGFC Equities Inc. in reaching their conclusion.

Michael Laub – Mr. Laub’s extensive entrepreneurial activities, his successful track record as a businessman were factors considered by the Board. Specifically, the Board viewed favorably him setting up a real estate brokerage and later changing his career and setting up CNG United that trains people how to convert petroleum based vehicles to run on natural gas and also sell parts and equipment for natural gas vehicles, in reaching their conclusion.

In addition to each of the individual skills and background described above, the board of directors also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

We expect to expand our board of directors in the future to include additional independent directors. In adding additional members to our board of directors, we will consider each candidate’s independence, skills and expertise based on a variety of factors, including the person’s experience or background in management, finance, regulatory matters and corporate governance. Further, when identifying nominees to serve as director, we expect that our board of directors will seek to create a board of directors that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.

Director Compensation

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board will be determined from time to time by our board of directors based upon the amount of time expended by each of the directors on our behalf. Currently, executive officers of our company who are also members of the board of directors do not receive any compensation specifically for their services as directors.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officers who served at the end of the periods of September 30, 2016 and September 30, 2015, for services rendered in all capacities to us. The listed individuals shall hereinafter be referred to as the “Named Executive Officers.” Currently, we have no employment agreements with any of our Directors or Officers. Compensation for the future will be determined when and if additional funding is obtained.

Summary Compensation Table – Officers

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive plan compensation	Change in Pension Value and Nonqualified deferred compensation earnings	All other Compen-sation	Total
Name and principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)
I. Andrew Weeraratne (1), CEO, CFO	2016	-0	-0-	-0-	-0-	-0-	-0-	-0-	-0
I. Andrew Weeraratne, CEO, CFO	2015	-0	-0-	-0-	-0-	-0-	-0-	-0-	-0

(1)

There is no employment contract with Mr. Andrew Weeraratne at this time.  Nor are there any agreements for compensation in the future.  A salary and stock options and/or warrants program may be developed in the future. The amount of value for the services of Mr. Weeraratne was determined by agreement for shares in which he received as a founders for (1) control, (2) willingness to serve on the Board of Directors and (3) participation in the foundational days of the corporation. The amount received by Mr. Weeraratne is not reflective of the true value of the contributed efforts by Mr. Weeraratne and was arbitrarily determined by the company.

(2)

On June 1, 2017, at a Board of Directors meeting the board passed a resolution to pay $2,000 per month compensation plus any expense reimbursements to its Chief Executive Officer until the Company has a successful offering. The amount of this compensation is based on the current cash flow situation and the cash flow needs currently and in the immediate future and not based on the fair market value of the services the CEO is providing the Company currently. We have no employment agreement with any officers or directors of the Company and no other officers or directors were paid any compensation except expense reimbursements.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
	Fees earned or paid in cash	Stock Awards	Option Award(s)	Non-equity Incentive plan compensation	Change in Pension Value and Nonqualified deferred compensation earnings	All other Compen-sation	Total
Name and principal position	($)	($)	($)	($)	($)	($)	($)
I Andrew Weeraratne Chairman of the Board of Directors	-0-	-0	-0-	-0-	-0-	-0-	-0
Goran Antic, Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-

On the 12th of May 2017, Eugene Nichols and Michael Laub were appointed as directors of the company.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our executive officers and any other persons performing similar functions. This Code provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and full, fair, accurate, timely and understandable disclosure in reports we file with the SEC. A copy of our Code of Business Conduct and Ethics has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Committees of our Board of Directors and the Role of our Board in Risk Oversight

Our board of directors has determined to facilitate the oversight and the communication between senior management and the board of directors regarding risk of operations and management, which the board of directors believes strengthens its risk oversight activities.  As we begin our operations due to lack of funds to recruit staff a few important positions are being held by the CEO of the company. However, we plan to diversify those roles as we get capital and progress as a viable company.

Mr. Weeraratne serves as our Chief Executive Officer and the Chief Financial Officer as well as our Chairman of the Board of Directors. Mr. Antic is considered an independent director under the definition in the NYSE MKT Company Guide, but we do not have a “lead” independent director. The board of directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the board of directors does not involve itself in day-to-day operations. Our independent director keeps himself informed through discussions with our executive officers and by reading the reports and other materials that we may send him and by participating in board of directors meetings.

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by board of directors as a whole. Because we only have one independent director, we believe that the establishment of these committees would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees. Further, when identifying nominees to serve as director, while we do not have a policy regarding the consideration of diversity in selecting directors, however, at such time as we expand our board of directors, our board of directors will seek to create a board of directors that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our board of directors has not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our board of directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our board of directors will participate in the consideration of director nominees. In considering a director nominee, it is likely that our board of directors will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our board of directors.

Mr. Weeraratne is considered an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or board of directors who:

•	understands generally accepted accounting principles and financial statements;

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;

•	understands internal controls over financial reporting; and

•	understands audit committee functions.

Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our Common Stock as of July 3, 2017, by: (i) each of our named executive officers and current directors, (ii) all of our current executive officers and directors as a group and (iii) each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock. Unless otherwise specified, the address of each beneficial owner listed in the table is c/o Capax Inc., 7135 Collins Ave, No 624, Miami Beach, Florida 33141.

Name	Number of Shares of Class A Common Stock Beneficially Owned (1)	Percent of Class A Common Stock Owned (2)	Number of Shares of Class B Common Stock Beneficially Owned (1)	Percent of Class B Common Stock Owned (3)(4)	Voting Control by Officers & Directors	Percent of Voting Control by Officers & Directors (5)

Officers and Directors

I. Andrew Weeraratne (3) Chairman of the Board of Directors, CEO, CFO	4,000,000	36..47%	7,000,000	100%	74,000,000	91.40%

Eugene Nichols, Director	1,000,000	9.12%			1,000,000	1.24%

Goran Antic, Director	200,000	1.82%			200,000	0.25%

Michael Laub, Director	200,000	1.82%			200,000	0.25%

All Directors and Officers as a Group (4 persons)	5,400,000	49.23%	7,000,000	100%	75,400,000	93.12%

5% Holders

Tom and Jayne Avery	600,000	5.47%			600,000	0.74%

Par Holding Partnership	600,000	5.47%			600,000	0.74%

Christopher Higgins	600,000	5.47%			600,000	0.74%

Nabil Barakat	600,000	5.47%			600,000	0.74%

All Directors, Officers and 5% Holders as a Group (8 persons)	7,800,000	71.11%	7,000,000	100%	77,800,000	95.34%

(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from ------2017, upon exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised;

(2)	Based on 10,967,000 shares of common stock outstanding as of June 30, 2017. These percentages have been rounded for convenience;

(3)	Mr. Weeraratne also owns 7,000,000 shares of Class B common stock, which has 10:1 voting rights and is convertible into shares of Common Stock on a 1:1 basis at the option of the holder; and

(4)

The address of Tom and Jayne Avery is 815 Canal Street, Turnersville, NJ 08012; The address of Christopher Higgins is  213 Bradley Ave, Bellmawr, NJ 08031-1302; The address of Nabil Barakat is 3735 Atlanta Industrial Parkway NW, Atlanta, GA 30331

(5)	AndrewWeeraratne is the General Partner of Par Holding Partnership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. I Andrew Weeraratne is a founder and an organizer of the company and as such need to disclose any relevant transactions that Mr. Weeraratne will have with the company. Mr. Weeraratne received no compensation as a founder except the opportunity to buy 7,000,000 Class B common stock at par value of .0001 cents for a total value of $700.00 and 4,000,000 of Class A common stock at par value of .0001 cents for a total value of $400.00 as founding shares that Mr. Weeraratne purchased on May 12, 2017.

Mr. Eugene Nichols, is a founder and organizer of the Company and our Secretary and Treasurer and a Director. Mr. Nichols, as a founder and organizer of the Company and thus needs to disclose any relevant transactions that he will have with the company. Mr. Nichols has received no compensation as a founder except the opportunity to purchase 1,000,000 Class A common stock at par value of .0001 for a total value of $100.00 that Mr. Weeraratne paid on his behalf to the Company on May 21, 2017.

Mr. Goran Antic, is a founder and organizer of the Company and a Director. Mr. Antic, as a founder and organizer of the Company and thus needs to disclose any relevant transactions that he will have with the company. Mr. Antic has received no compensation as a founder except the opportunity to purchase 200,000 Class A common stock at par value of .0001 for a total value of $20.00 that Mr. Weeraratne paid on his behalf to the Company on May 21, 2017.

Mr. Michael Laub, is a founder and organizer of the Company and a Director. Mr. Laub, as a founder and organizer of the Company and thus needs to disclose any relevant transactions that he will have with the company. Mr. Laub has received no compensation as a founder except the opportunity to purchase 200,000 Class A common stock at par value of .0001 for a total value of $20.00 that Mr. Weeraratne paid on his behalf to the Company on May 21, 2017

Also on May 21, 2017, as approved by the Board, Mr. Weeraratne paid the Company the 186.70 as cost of 1,867,000 Class A common stock as founding shares at the par value of $0.001 issued on behalf of a list of shareholders since Mr. Weeraratne believes that a network of loyal shareholders could help the Company accomplish its goals and it would make it much easier to set up an independent company, take it public and raise funds from the public with the help of a wider network of shareholders. These shareholders need to disclose any relevant transactions that they will have with the company.

Director Independence

Mr. Antic is considered independent within NYSE MKT’s director independence standards pursuant to the NYSE MKT Company Guide.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the securities offered by this prospectus will be passed upon for us by Clifford J. Hunt PA.

EXPERTS

Our financial statements as of September 30, 2016 and 2015, and for the period of October 1, to September 30, 2016 and July 2015 (Inception) to September 31, 2015 included in this prospectus have been audited by MaloneBailey, LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the Common Stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

This registration statement on Form S-1, including exhibits, is available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F. Street, N.E., Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Florida law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Limitation on Liability

The Florida Business Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against  him or her and liability and expenses incurred by him or her in their capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

CAPAX INC.

15,000,000 SHARES OF CLASS A COMMON STOCK

PROSPECTUS

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

________________, 2017

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Company, are as follows:

Various Filing Fees	$9,000	*
Legal Fees and Expenses	$6,000	*
Accounting Fees and Expenses	$6,000	*
Miscellaneous Expenses	$9,000	*
Total	$30,000	*

* Estimate

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against her and liability and expenses incurred by her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

The following are all issuances of securities by the registrant since its formation in February 2017, which were not registered under the Securities Act. In each of these issuances the recipient represented that he or she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

As shown on the table below, on February 21, 2017, the Company issued the following shares of Class A common stock as founders’ shares to the following officers and directors Andrew Weeraratne, Eugene Nichols, Goran Antic and Michael Laub for a total of $540.00 that Mr. Weeraratne paid to the Company.

Name	Title	# of Shares	Consideration ($)

I. Andrew Weeraratne	Chief Executive Officer, Chairman of the Board of Directors	4,000,000	$400.00

Eugene Nichols	Director	1,000,000	$100.00

Groan Antic	Director	200,000	$20.00

Michael Laub	Director	200,000	$20.00

On February 12, 2017 the Company issued 7,000,000 shares of Class B common stock as founders’ shares to the Company’s Chief Executive Officer and Director, I. Andrew Weeraratne, for total proceeds of $700.00.

On February 21, 2017 the Company issued Class A common stock at par value of $0.0001 to 119 individuals, including the director above as founding shareholders.

On May 16, 2017, we circulated a private offering memorandum for sale to persons who qualify as accredited investors and to a limited number of sophisticated investors, on a “best-efforts” basis, up to a maximum of 20,000,000 shares of the Company’s Class A common stock (the “Shares”) at a purchase price of $0.03 per share (the “Purchase Price”). The minimum individual investment was $18,000, with the stipulation, in our sole discretion, to accept subscriptions for lesser amounts and also with the stipulation that the, funds received from all subscribers to be released to us upon acceptance of the subscriptions by us. This offering was made pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, seeking exemption from the registration requirements of federal securities laws.  As of June 30, 2017 eight investors subscribed to 3,700,000 shares or a total of $111,000 through this Regulation D offering. We closed this offering as of June 30, 2017.

FINANCIAL STATEMENTS

CAPAX INC.

(a development stage company)

Period June 30, 2017

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Capax Inc

Miami Beach, Florida

We have audited the accompanying balance sheets of Capax Inc (the “Company”) as of September 30, 2016 and 2015, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended September 30, 2016 and the period from July 31, 2015 (date of inception) through September 30, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capax Inc as of September 30, 2016 and 2015, and the results of its operations and its cash flows for the year ended September 30, 2016 and the period from July 31, 2015 (date of inception) through September 30, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 3, 2017

Balance Sheets

Capax Inc.
Balance Sheets

	September 30, 2016	September 30, 2015
ASSETS
Current assets
Cash and cash equivalent	$-	$1,025
Total current assets	-	1,025

Total assets	$-	$1,025

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Total current liabilities	-	-

Stockholders' equity (deficit)
Preferred stock: $.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Class A Common stock: $.0001 par value; 230,000,000 shares authorized, 3,250,000 and 5,250,000 shares issued and outstanding	325	525
Class B Common stock: $.0001 par value; 60,000,000 shares authorized, 5,000,000 shares issued and outstanding	500	500
Accumulated deficit	(825)	-
Total stockholders' equity (deficit)	-	1,025

Total liabilities and stockholders' equity (deficit)	$-	$1,025

The accompanying notes are an integral part of these financial statements.

Statements of Operation

Capax Inc.
Statements of Operations

		Inception
		July 31, 2015
	Year Ended	through
	Sept 30, 2016	Sept 30, 2015
Revenue

Operating expenses
Management fees	$793	-
Bank charges	32	-
Total operating expenses	825	-

Loss from operations	825	-

Net loss	(825)	-

Basic and diluted loss per common share	$(0.00)	$-

Basic and diluted weighted average number of common shares outstanding	8,836,301	8,200,000

The accompanying notes are an integral part of these financial statements.

Statements of Stockholders’ Equity

Capax Inc.
Statement of Stockholders' Equity (deficit)

							Total
					Additional		Stockholders'
	Common Stock Class A		Common Stock Class B		Paid in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance at inception July 31, 2015	-	-	-	-	-	-	-

Common stock issued for cash-founder	5,250,000	525	5,000,000	500			1,025

Net loss						-	-

Balance at September 30, 2015	5,250,000	525	5,000,000	500	-	-	1,025

Common stock bought back	(2,000,000)	(200)					(200)

Net loss						(825)	(825)

Balance at September 30, 2016	3,250,000	325	5,000,000	500	-	(825)	-

Statements of Cash Flows

Capax Inc.
Statements of Cash Flows

		Inception
		July 31, 2015
	Year Ended	through
	September 30, 2016	September 30, 2015

Cash flows from operating activities:
Net loss	$(825)	$-
Adjustments to reconcile net loss from continuing
operations to cash used in operating activities:
Net cash used in operating activities	(825)	-

Investing activities:
Net cash used in investing activities	-	-

Financing activities:
Buyback of common stock	(200)	-
Proceeds from sale of common stock	-	1,025
Net cash provided by financing activities	(200)	1,025

Net increase (decrease) in cash	(1,025)	1,025
Cash at beginning of period	1,025	-

Cash at end of period	$-	$1,025

Supplemental disclosures:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

Capax Inc.

Notes to Financial Statements

September 30, 2016 and September 30, 2015

NOTE 1 – DESCRIPTION OF BUSINESS

We incorporated our Company on July 31, 2015 in the State of Florida under the name “La Veles Inc.” We changed our name to Capax Inc. (“Capax” “the Company”) on February 8, 2017. When we began, our primary planned business objective was to package, market and distribute an infection healing cream for dairy animals. We terminated those objectives and changed the name of the Company to Capax Inc. and currently focusing on setting up a chain of bakery-cafes that we hope to franchise in the future.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

a.

Basis of Presentation

The accompanying financial statements include the accounts of the Company for the year ending September 2016 and inception, July 31, 2015 to short year ending September  2015. Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues, expenses and the disclosure of contingent assets and liabilities.  Actual results could vary from those estimates.

b.

Cash and Cash Equivalents

Cash consists of cash balances on deposit. The Company believes no significant concentration of credit risk exists with respect to these cash balances. The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company had no cash equivalents at September 30, 2016 or at September 30, 2015.

c.

Income taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized. We recognize interest and penalties related to unrecognized tax benefits in operating expenses. As of September 30, 2016 and 2015, there were no unrecognized tax benefits nor interest or penalties accrued related to unrecognized tax benefits, nor were any interest and penalties recognized during the year ended September 30, 2016 and period from inception July 31, 2015 through September 30, 2015..

d.

Basic and Diluted Net Loss Per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of September 30, 2016 and 2015, the Company had no potential dilutive shares outstanding.

e.

Stock Based Compensation

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation – Stock Compensation which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital over the period during which services are rendered. There has been no stock-based compensation issued to employees.

The Company follows ASC Topic 505-50,  “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services,” for stock options and warrants issued to consultants and other non-employees. In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined. There were no stock-based compensation expense, related to all of the Company’s stock-based awards, recognized for the years ended September 30, 2016 and 2015.

f.

Related Party Transactions

We consider all who own more than 5% shares and equity method investments to be related parties and record any transactions between them and the Company to be related party transactions and disclose such transactions on notes to the Financial Statements.

Under ASC 850, examples of related party transactions also include those between:

- A parent entity and its subsidiaries

- Subsidiaries of a common parent, an entity and trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of the entity's management

- An entity and its principal owners, management, or members of their immediate families and affiliates

Transactions between related parties are considered to be related party transactions even though they may not be given accounting recognition. For example, an entity may receive services from a related party without charge and not record receipt of the services. While not providing accounting or measurement guidance for such transactions, this Topic requires their disclosure nonetheless.

g.

Fair Value Measurement

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk.

h.

Revenue Recognition

Generally, we recognize revenue when persuasive evidence of an arrangement with the customer exists.

NOTE 3 – EQUITY

We have 300,000,000 authorized shares of capital stock, which consists of (i) 230,000,000 shares of Class A common stock, par value $0.0001 per share; (ii) 60,000,000 shares of Class B common stock, par value $0.0001 per share; and (iii) 10,000,000 shares of blank-check preferred stock, par value of $0.0001 per share.

The holders of Class A common stock shall be entitled to one vote per share and shall be entitled to dividends as shall be declared by our Board of Directors from time to time.  Each share of Class B common stock shall entitle the holder thereof to 10 votes for each one vote per share of Class A common stock, and with respect to such vote, shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together as a single class with holders of Class A common stock with respect to any question or matter upon which holders of Class A common stock have the right to vote. Class B common stock shall also entitle the holders thereof to vote as a separate class as set forth herein and as required by law. Holders of Class B common stock shall be entitled to dividends as shall be declared by our Board of Directors from time to time at the same rate per share as the Class A common stock. The holders of the Class B common stock shall have the right to convert each one of their shares to one share of Class A common stock automatically by surrendering the shares of Class B common stock to us.

As of September 30, 2015 we have 5,000,000 Class B common stock outstanding and 5,250,000 Class A common stock outstanding.

As of September 30, 2016 we have 5,000,000 Class B common stock outstanding and 3,250,000 Class A common stock outstanding.

On August 13, 2015, the Company issued one of its founders, NGFC Equities Inc. 3,250,000 restricted Class A Common Stock priced at $0.0001 per share for a total value of $325 cash and 5,000,000 Class B Common Stock priced at $0.0001 per shares for a total value of $500 cash. Also the Company issued another founder Goran Antic 2,000,000 Class A Common Stock valued at the par value of $0.0001 per share for a total value of  $200 cash.

On January 6, 2016 the Company bought back 2,000,000 Class A Common Stock of the Company at par value for a total of $200 cash that one of the founders of the Company Goran Antic bought as a founding stockholder back to the Company at their purchase price of $.0001 per share.

On 8th of February 2017 we filed an amendment to our Articles of Incorporation to increase our authorized shares to 1,000,000,000 shares of capital stock, of which (i) 900,000,000 shares are Common Stock, $0.0001 par value per share; (ii) 70,000,000 shares are Class B common stock, par value $0.0001 per share; and (iii) 30,000,000 shares of blank-check preferred stock, $0.0001 par value per share.

NOTE 4 – OUR OFFICE

Our offices are located at 7135 Collins Ave No. 624, Miami Beach, FL 33141 at the residence of our CEO for no charge and on a month by month basis Our telephone number is 305-865-8193.

NOTE 5 – INCOME TAXES

As of September 30, 2016, the Company had net operating loss carry forwards of $ 825 that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Components of net deferred tax assets, including a valuation allowance, are as follows at September 30, 2016.

Net Operating loss carry-forward

            $ 825

Net adjustments to taxes

    0

Adjusted NOL carry-forward

825

Total deferred tax assets

   0

Less valuation allowances

   0

Net deferred tax asset

$ 0

As of September 30, 2015, the Company had no net income or loss.

In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of September 30, 2016.

NOTE 6  – SUBSEQUENT EVENTS

In January 2017, NGFC Equities Inc. (“NGFC”) one of the founder-shareholders of the Company merged with another company and as a part of that merger, NGFC gave the ownership it had of Capax back to the Company for free.

After a Board resolution we filed an amendment to the Articles of Incorporation on the 8th of February 2017, to change the name from La Veles Inc. to Capax Inc. and to increase the number of authorized shares of the Company to one billion shares of which nine hundred million would be Class A Common Stock seventy million would be Class B Common Stock and thirty million would be Preferred Stock. Also we changed the name of the Company to Capax Inc. through the same amendment.

February 12, 2017 the Board appointed I Andrew Weeraratne (“AW”) as the Chairman of the Board of directors, Chief Executive Officer and the Chief Financial Officer of the Company and approved him buying four million Class A common stock and seven million Class B common stock at the par value of $0.0001 per share that he executed for $400 and $700 cash respectively

On February 21, 2017, the Board approved a list of individuals, who we believe could help us with the operation of the company, to buy 3,267,000 Class A common stock-shares of the company at par value of $0.000 for a total of $326 in cash.

In May 2017 we did an exempt offering under Regulation D to sell 20,000,000 unregistered shares of our Class A Common Stock at $0.03 per share to accredited and a limited number of sophisticated investors and as of June 30, 2017, we had eight investors subscribing to 3,700,000 shares for a total of $111,000 out of which $99,000 have been deposited and $12,000 are currently in transition since they are coming from overseas. We closed this offering as of June 30, 2017.

Unaudited Financial Statements
for the quarter ended June 30, 2017

Balance Sheets (Unaudited)

Capax Inc.
Balance Sheets
(Unaudited)

	June 30, 2017	September 30, 2016
ASSETS
Current assets
Cash and cash equivalent	$92,520	$-
Total current assets	92,520	-

Total assets	$92,520	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Stockholders' equity (deficit)
Preferred stock: $.0001 par value; 30,000,000 and 10,000,000 shares authorized, no shares issued and outstanding as of June 30 2017 & Sept 30, 2016 respectively	-	-
Class A Common stock: $.0001 par value; 900,000,000 shares authorized and 10,967,000 issued & outstanding as of June 30, 2017 and 230,000,000 shares authorized, 3,250,000 shares issued and outstanding for Sept 30, 2016	1,096	325
Class B Common stock: $.0001 par value; 70,000,000 & 60,000,000 shares authorized as of June 30, 2017 & Sept 30, 2016 and, 7,000,000 & 5,000,000 shares issued and outstanding for same periods	700	500
Additional paid-in capital	111,455	-
Subscription receivable	(12,000)
Retained earnings (deficit)	(8,731)	(825)
Total stockholders' equity (deficit)	92,520	-

Total liabilities and stockholders' equity (deficit)	$92,520	$-

The accompanying notes are an integral part of these unaudited financial statements.

Statements of Operation (Unaudited)

Capax Inc.
Statements of Operations
(Unaudited)

	Nine months	Nine months
	ended	ended
	June 30, 2017	June 30, 2016
Revenue	-	-

Operating expenses
Professional fees	$4,000	$-
Administrative expenses	3,906	-
Total operating expenses	7,906	825

Loss from operations	7,906	825

Net loss	(7,906)	(825)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Basic and diluted weighted average number of common shares outstanding	11,250,893	9,033,883

The accompanying notes are an integral part of these unaudited financial statements.

Statements of Stockholders’ Equity (Unaudited)

Capax Inc.
Statement of Stockholders' Equity
(Unaudited)
					Additional		Total
	Common Stock Class A		Common Stock Class B		Paid in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance at September 30, 2016	3,250,000	325	5,000,000	500	-	(825)	-

Common stock bought back	(3,250,000)	(325)	(5,000,000)	(500)	825	-	-

Common stock issued for cash	10,967,000	1,096	7,000,000	700	110,630		112,426

Net loss						(7,906)	(7,906)

Balance at June 30, 2017	10,967,000	1,096	7,000,000	700	111,455	(8,731)	104,520

	The accompanying notes are an integral part of these unaudited financial statements.

Statements of Cash Flows (Unaudited)

Capax Inc.
Statements of Cash Flows
(Unaudited)

	Nine months	Nine months
	ended	ended
	June 30, 2017	June 30, 2016

Cash flows from operating activities:
Net income loss	$(7,906)	$(825)
Adjustments to reconcile net loss from continuing
operations to cash used in operating activities:
Net cash used in operating activities	(7,906)	(825)

Investing activities:
Net cash used in investing activities	-	-

Financing activities:
Loan from officer	2,824	-
Payback of officer loan	(2,824)	-
Buyback of common stock	-	(200)
Proceeds from sale of common stock	100,426	-
Net cash provided by financing activities	100,426	(200)

Net increase (decrease) in cash	92,520	(1,025)
Cash at beginning of period	-	1,025

Cash at end of period	$92,520	$-

Supplemental disclosures:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

Capax Inc.

Notes to Consolidated Financial Statements

June 30, 2017

NOTE 1 – DESCRIPTION OF BUSINESS

We incorporated our Company on July 31, 2015 in the State of Florida under the name “La Veles Inc.” We changed our name to Capax Inc. (“Capax” “the Company”) on February 8, 2017. When we began, our primary planned business objective was to package, market and distribute an infection healing cream for dairy animals. We terminated those objectives and changed the name of the Company to Capax Inc. and currently focusing on setting up a chain of bakery-cafes that we hope to franchise in the future.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

i.

Basis of Presentation

The accompanying financial statements include the accounts of the Company for the nine months ending June 30,  2017 and the year ending September 2016. This financial statement period is not an indicative of the results to be expected for the year ending September 30, 2017, or for any other interim period in future. The unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information.. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The information included here should be read in conjunction with information included in the Company’s fiscal year ended September 30, 2016 audited financial statements.

NOTE 3 – EQUITY

In January 2017, NGFC Equities Inc. (“NGFC”) one of the founder-shareholders of the Company merged with another company and as a part of that merger, NGFC gave the ownership it had of Capax back to the Company representing 3,250,000 Class A Common Stock and 5,000,000 of Class B Common stock for free.

February 12, 2017 the Board appointed I Andrew Weeraratne (“AW”) as the Chairman of the Board of directors, Chief Executive Officer and the Chief Financial Officer of the Company and approved him buying 4,000,000 Class A common stock and 7,000,000 Class B common stock at the par value of $0.0001 per share that he paid in cash of $400 and $700 respectively

Also the Board approved a list of individuals, who we believe could help us with the operation of the company,  buying 3,267,000 Class A common stock at par value of $0.0001 per share that were paid $326.70 in cash.

In May 2017 we did an exempt offering under Regulation D to sell 20,000,000 unregistered shares of our Class A Common Stock at $0.03 per share to accredited and a limited number of sophisticated investors and as of June 30, 2017, eight investors subscribed to 3,700,000 shares out of which $99,000 has been deposited and $12,000 is recorded as subscription receivable and are at this time in transit. We closed this offering on June 30, 2017.

NOTE 4  – LOAN FROM OFFICER

The Chief Executive Officer Andrew Weeraratne loaned the company $2,824 at the inception which was paid back with no interest on June 26, 2017.

EXHIBITS

Exhibit No.	Description

3.1	Articles of Incorporation of La Veles Inc.*

3.2	Amended Articles of Incorporation of Capax Inc.*

3.3	Bylaws of Capax Inc. *

5.1	Opinion of Clifford L Hunt LLC *.

10.1	Form of Subscription Agreement*

14.1	Code of Business Conduct and Ethics*

23.1	Consent of Malone Bailey, LLP *

23.2	Consent of Counsel (included in Exhibit 5.1)

* filed herewith

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registration of expenses incurred or paid by a director, officer or controlling person to the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.

That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 );

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida on July 3, 2017.

Capax Inc.

By:	/s/ I. Andrew Weeraratne
Name: I. Andrew Weeraratne
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints I. Andrew Weeraratne, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chief Executive Officer (PEO), Chairman of
/s/ I. Andrew Weeraratne	the Board of Directors, Chief Financial Officer	July 3, 2017
I. Andrew Weeraratne

/s/ Eugene Nichols	Director, Secretary, Treasurer	July 3, 2017
Eugene Nichols

/s/ Goran Antic	Director	July 3, 2017
Goran Antic

/s/ Michael Laub	Director	July 3, 2017
Michael Laub